 EXHIBIT 23.1

Consent of Independent Certified Public Accountants

     We have issued our report dated August 2, 2002, accompanying the financial statements and schedules incorporated by reference in the Annual Report of Teltone Corporation on Form 10-KSB for the year ended June 30, 2002. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Teltone Corporation on Forms S-8 (No. 33-53278, No. 333-00837, No. 333-26333, No. 333-32030 and No. 333-58102).

/s/ Grant Thornton LLP

Grant Thornton
LLP Seattle, Washington
September 10, 2002